UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada		H3B 5H2
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of Senior Secured Notes due 2018

On October 4, 2010, ABI Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of AbitibiBowater Inc. (“AbitibiBowater”), closed an offering of $850 million aggregate principal amount of 10.25% senior secured notes due 2018 (the “Notes”). The Notes were issued in a private placement exempt from registration under the Securities Act of 1933, as amended. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were issued as part of AbitibiBowater’s anticipated exit financing for its and certain of its subsidiaries’ emergence from the creditor protection proceedings under chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada).

In accordance with certain conditions in the Indenture, dated as of October 4, 2010 (the “Indenture”), between the Escrow Issuer and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”), the net proceeds of the Notes offering were placed into an escrow account, together with cash sufficient to fund the Special Mandatory Redemption (as defined below). The Escrow Issuer granted the Trustee, for the benefit of the holders of the Notes, a continuing security interest in, and lien on, the funds deposited into escrow to secure the obligations under the Indenture and the Notes. Upon satisfaction of the escrow conditions described below, the funds deposited into escrow will be released to AbitibiBowater (the “Escrow Release”). Following the Escrow Release, AbitibiBowater will use the net proceeds to repay certain indebtedness in connection with the implementation of the plans of reorganization.

The Escrow Release conditions include, among others: (i) the U.S. and Canadian court orders confirming the plans of reorganization shall have been entered and shall not have been stayed or materially modified and shall be in full force and effect, (ii) the substantially concurrent consummation of the plans of reorganization and the transactions contemplated thereby, on or prior to December 31, 2010 (such date, the “Escrow Condition Date”), (iii) the plans of reorganization shall not have been amended or terminated on or prior to the Escrow Condition Date except for such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to AbitibiBowater or any of its subsidiaries (after giving effect to the consummation of the transactions contemplated by the plans of reorganization), taken as a whole, or to the holders of the Notes, (iv) the execution and delivery of a supplemental indenture by AbitibiBowater and the Guarantors (as defined below) together with certain security documents and an intercreditor agreement, (v) no default or event of default (including with respect to the Guarantors (as defined below)) shall have occurred and be continuing on the Escrow Condition Date under the Indenture, (vi) after giving effect to the consummation of the plans of reorganization, a change of control shall have not occurred other than as contemplated thereby and (vii) the delivery of certain customary legal opinions and customary officers’ certificates. The Indenture provides that if the Escrow Release conditions are not satisfied by the Escrow Condition Date, the funds deposited into escrow will be used to redeem the Notes (the “Special Mandatory Redemption”) at a price equal to the sum of 101% of the issue price of the Notes plus accrued and unpaid interest up to, but excluding, the date of the Special Mandatory Redemption.

If the Escrow Release conditions described above are satisfied, the Escrow Issuer will merge with and into AbitibiBowater, with AbitibiBowater as the surviving entity, and upon the consummation of the merger, AbitibiBowater will assume all of the obligations of the Escrow Issuer under the Notes and the Indenture and the guarantees by each of AbitibiBowater’s existing and subsequently acquired or organized direct or indirect material wholly-owned U.S. subsidiaries (collectively, the “Guarantors”) will become effective (the “Assumption”).

Interest is payable on the Notes on April 15 and October 15 of each year beginning on April 15, 2011 until their maturity date of October 15, 2018. The terms of the Indenture, among other things, limit, subject to a number of exceptions and qualifications, the ability of AbitibiBowater and certain of its subsidiaries to: incur, assume or guarantee additional indebtedness; issue redeemable stock and preferred stock; pay dividends or make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase certain debt; make loans and investments; incur liens; restrict dividends, loans or asset transfers from its subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; consolidate or merge with or into, or sell substantially all of its assets to, another person; enter into transactions with affiliates; and enter into new lines of business. The Indenture also contains customary events of default.

From and after the Assumption, the Notes and the guarantees will be secured, subject to permitted liens, (i) on a first priority basis, by the capital stock of AbitibiBowater’s subsidiaries (limited to 65% of the capital stock in first tier foreign subsidiaries) now owned or acquired in the future by AbitibiBowater and the Guarantors and substantially all of AbitibiBowater’s and the Guarantors’ assets (other than assets outside the U.S. and other than the assets securing a new senior secured asset-based revolving credit facility in the amount of $600 million as contemplated by the plans of reorganization (the “ABL Credit Facility”) on a first priority basis), and (ii) by a second priority lien on the accounts receivable, inventory and certain related assets of AbitibiBowater and the Guarantors that secure the ABL Credit Facility on a first priority basis (and the lenders under the ABL Credit Facility will have a second priority interest on the other assets securing the Notes).

From and after the Assumption, the Notes will rank equally in right of payment with all of AbitibiBowater’s post-emergence senior indebtedness and senior in right of payment to all of its subordinated indebtedness. The Note guarantees will rank equally in right of payment with all of the Guarantors’ post-emergence senior indebtedness and will be senior in right of payment to all of the Guarantors’ post-emergence subordinated indebtedness. In addition, the Notes will be structurally subordinated to all existing and future liabilities (including trade payables) of AbitibiBowater’s subsidiaries that do not guarantee the Notes. The Notes and the guarantees will also be effectively junior to indebtedness under the ABL Credit Facility to the extent of the value of the collateral securing the ABL Credit Facility on a first priority basis and to indebtedness secured by assets that are not collateral to the extent of the value of such assets.

At any time prior to October 15, 2014, AbitibiBowater may redeem some or all of the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest plus a “make-whole” premium. AbitibiBowater may also redeem some or all of the Notes on and after October 15, 2014, at a redemption price of 105.125% of the principal amount thereof if redeemed during the twelve-month period beginning on October 15, 2014, 102.563% of the principal amount thereof if redeemed during the twelve-month period beginning on October 15, 2015, and 100% of the principal amount thereof if redeemed on or after October 15, 2016, plus, in each case, accrued and unpaid interest. AbitibiBowater may also redeem up to 35% of the Notes using the proceeds of certain equity offerings completed before October 15, 2013 at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest. Prior to October 15, 2013, AbitibiBowater may also redeem up to 10% of the Notes per twelve-month period at a redemption price of 103% of the principal amount, plus accrued and unpaid interest. If AbitibiBowater experiences specific kinds of changes in control, it must offer to purchase the Notes at a redemption price of 101% of the principal amount thereof plus accrued and unpaid interest. If AbitibiBowater sells certain of its assets within six months of the Escrow Release, it will use the first $100 million of the net proceeds received from any such sales to redeem a portion of the Notes at a redemption price of 105% of the principal amount plus accrued and unpaid interest. If AbitibiBowater sells certain of its assets thereafter, and does not use the proceeds to pay down certain indebtedness, purchase additional assets or make capital expenditures, each as specified in the Indenture, it must offer to purchase the Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date with the net cash proceeds from the asset sale.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 4, 2010, AbitibiBowater issued a press release announcing the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of October 4, 2010, between ABI Escrow Corporation and Wells Fargo Bank, National Association

4.2	Form of 10.25% Senior Note due 2018 (included in Exhibit 4.1)

99.1	Press Release dated October 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

Dated: October 8, 2010

Index of Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of October 4, 2010, between ABI Escrow Corporation and Wells Fargo Bank, National Association

4.2	Form of 10.25% Senior Note due 2018 (included in Exhibit 4.1)

99.1	Press Release dated October 4, 2010